Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2010 (November 10, 2010 as to the effects of the restatement discussed in Note 1), relating to the consolidated financial statements of The Dress Barn, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Accounting Standards Codification (“ASC”) 470-20, “Debt with Conversion and Other Options” and ASC 810-10, “Consolidations – Overall” effective July 26, 2009 and ASC 740-10, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109” effective July 29, 2007) and of our report dated September 24, 2010 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of The Dress Barn, Inc. for the year ended July 31, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, New York

July 21, 2011